Exhibit 10.1
FIRST AMENDMENT TO SEVERANCE AGREEMENT

THIS FIRST AMENDMENT TO SEVERANCE AGREEMENT (“Amendment”) is made effective as of May 7, 2025 by and between FEDERAL REALTY INVESTMENT TRUST, a Maryland real estate investment trust (collectively with Federal Realty OP LP, the “Company”) and DANIEL H. GUGLIELMONE (“Employee”).

WHEREAS, the Company and the Employee previously entered into a Severance Agreement dated August 15, 2016 (the “Prior Agreement”); and

WHEREAS, based on a review of current market compensation and benefits for chief financial officers in the Company’s industry, the Company and Employee now wish to modify certain of the terms of the Prior Agreement as set forth herein.

NOW, THEREFORE, in consideration of the promises and mutual covenants contained herein and for other good and valuable consideration, the Employee and the Company agree as follows:

1.Definitions. All capitalized terms used in this Amendment and not otherwise defined shall have the same meanings as set forth in the Prior Agreement. From and after the effective date of this Amendment, the Prior Agreement as modified by this Amendment shall collectively be referred to as the “Severance Agreement.”

2.Elimination of Modifier. In each place it appears in Paragraphs 1, 1(d), 1(e), 1(f), 1(g), and 1(h), the phrase “on or prior to August 15, 2019” is hereby deleted in its entirety. In addition, Paragraph 1(d) is hereby further amended by deleting the second sentence thereof in its entirety.

3.Supercedes other Severance Plans. It is intended that the payments and benefits provided under the Severance Agreement are in lieu of, and not in addition to, termination, severance or change of control payments and benefits provided under the other termination or severance plans, policies or agreements, if any, of the Company.

4.No Other Modifications. The Prior Agreement as modified by this Amendment remains in full force and effect in accordance with its terms.

IN WITNESS WHEREOF, the parties hereto have duly executed this Amendment effective as of the day and year first above written.

FEDERAL REALTY INVESTMENT TRUST		EMPLOYEE:
FEDERAL REALTY OP LP

By:	/s/ Donald C. Wood	/s/ Daniel H. Guglielmone
	Donald C. Wood	Daniel H. Guglielmone
Chief Executive Officer